AMENDMENT NO. 1 TO CREDIT AGREEMENT

This AMENDMENT NO. 1 TO CREDIT AGREEMENT, dated as of June 24, 2024 (this “Amendment”) by and among CARLYLE ALPINVEST PRIVATE MARKETS FUND (the “Borrower”), ALPINVEST CAPM HOLDINGS, LLC (“Holding I”), ALPINVEST SEED FUND LIMITED PARTNER, LLC (“Holding II”), ALPINVEST SEED FUND, L.P (“Holding III”), ACP 2022 MARVEL BLOCKER LLC (“Holding IV” and, together with the Borrower, Holding I, Holding II and Holding III, the “Credit Parties”) and BARCLAYS BANK PLC (the “Initial Lender” and the “Agent”), amends certain provisions of the Credit Agreement, dated as of March 9, 2023, by and among each Credit Party, the Initial Lender and the Agent (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

WITNESSETH:

WHEREAS, each Credit Party, the Initial Lender (which as of the date hereof is the sole Lender) and the Agent have agreed to make certain amendments to the Credit Agreement subject to the execution and delivery by the parties hereto of this Amendment.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

SECTION 1. Definitions. Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

SECTION 2. Amendments to the Credit Agreement. In accordance with Section 10.1   (Amendments and Waivers) of the Credit Agreement, each Credit Party, the Initial Lender and the Agent agree that the Credit Agreement shall hereby be amended as follows.

(a)  The definition of “Applicable Margin” in Section 1.1 (Defined Terms) of the Credit Agreement is hereby amended by deleting the phrase “275 basis points (2.75%)” therein and inserting in lieu thereof the following phrase “290 basis points (2.90%)”.

(b)  The definition of “Commitment Fee Percentage” in Section 1.1 (Defined Terms) of the Credit Agreement is hereby amended by deleting the phrase “100 basis points (1.00%)” therein and inserting in lieu thereof the following phrase “110 basis points (1.10%)”.

(c)  Schedule I of the Credit Agreement is hereby amended in its entirety by replacing it with Annex A to this Amendment.

SECTION 3. Conditions to Effectiveness of this Amendment. The effectiveness of this Amendment is conditioned upon satisfaction of the following requirements:

(a)    Executed Documents. The Agent shall have received from each party hereto an executed copy of this Amendment.

(b)    Responsible Officer’s Certificate. The Agent shall have received a certificate of a Responsible Officer of each Credit Party, dated as of the date hereof, (i) certifying that attached thereto is a true, complete and correct copy of each of the resolutions duly adopted by such Credit Party or the general partner of such Credit Party authorizing the execution, delivery and performance of this Amendment and each other Transaction Document to which it is a party and any Loan to be made under the Credit Agreement, and that such resolutions have not been amended, modified, revoked or rescinded, (ii) certifying as to the incumbency and specimen signature of each Responsible Officer of such Credit Party executing any Transaction Document, and such certificate and the documents attached thereto shall be in form and substance satisfactory to the Agent, (iii) attaching certificates of existence and good standing (or other similar instruments) for such Credit Party dated as of a recent date, certified to be correct and complete copies thereof and in effect on the date hereof, and in each case satisfactory to the Agent in its reasonable discretion, (iv) certifying that there have been no material changes to the Constituent Documents attached to the Officer’s Certificate of such Credit Party previously delivered to the Agent on [March 9, 2023] (or, where there have been material changes, attaching certified copies of such documents as modified and in effect as of the date hereof), (v) certifying that at the time of and immediately after giving effect to this Amendment, this Amendment and the increase to the Committed Loan Limits reflected in the Credit Agreement as amended by this Amendment does not breach any indebtedness limitation set forth in such Credit Party’s Constituent Documents and (vi) certifying as to such Credit Party’s compliance with the conditions precedent set out in 4.3 (Representations and Warranties), 4.4 (No Default or Event of Default) and 4.10 (Security Interest) as though such representations and warranties were made on and as of the date hereof, and any references therein to the Closing Date shall be deemed to be the date hereof.

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SECTION 4. Credit Agreement Otherwise Unchanged. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect, and each reference to the Credit Agreement (and words of similar import) in the Transaction Documents shall be a reference to the Credit Agreement as amended hereby, and as the same may be further amended, supplemented or otherwise modified and in effect from time to time.

SECTION 5. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or electronic transmission (including “pdf” format) shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 6. Representations and Warranties. The Credit Parties each represent and warrant that at the time of and immediately after giving effect to this Amendment, each of the representations and warranties of the Credit Parties set forth in the Transaction Documents are true and correct in all material respects (except to the extent such representation or warranty is already qualified by materiality, in which case to that extent it shall be true and correct in all respects); provided that to the extent such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date.

SECTION 7. Execution, Delivery and Performance. The Credit Parties each represent and warrant that the execution, delivery and performance of this Amendment has been duly authorized and approved by all necessary corporate action on the part of each Credit Party.

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SECTION 8. No Default or Event of Default. The Credit Parties each represent and warrant that at the time of and immediately after giving effect to this Amendment, no Default or an Event of Default has occurred and is continuing or would result from the execution of this Amendment.

SECTION 9. Governing Law; Jurisdiction and Waivers. The provisions contained in the Credit Agreement, insofar as they relate to governing law, the submission to the courts specified therein, the consent to service of process and waivers shall apply to this Amendment mutatis mutandis as if they were incorporated herein.

SECTION 10. Reaffirmation of Obligations. Each Credit Party (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Transaction Documents to which it is a party, and (c) agrees that except as expressly set forth herein, the execution and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or any Lender, constitute a waiver of any provision of any of the Transaction Documents or serve to effect a novation of its obligations under the Transaction Documents.

SECTION 11. Reaffirmation of Security Interests. Each Credit Party (as applicable) (a) affirms the validity and enforceability of each of the Liens and security interests heretofore granted in or pursuant to the Transaction Documents as collateral security for the obligations under the Transaction Documents in accordance with their respective terms, and (b) acknowledges that all of such Liens and security interests, and all Collateral heretofore pledged as security for such obligations, continues to be and remain Collateral for such obligations from and after the date hereof.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers or directors, as the case may be, as of the day and year first written above.

Borrower:

CARLYLE ALPINVEST PRIVATE MARKETS FUND

By:	/s/ Parker Hooper
Name: Parker Hooper
Title: Treasurer

By:	/s/ Cameron Fairall
Name: Cameron Fairall
Title: Secretary; Chief Legal Officer

Signature Page to Amendment No. 1 to Carlyle AlpInvest Private Markets Fund Credit

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Holding Vehicles:

ALPINVEST CAPM HOLDINGS, LLC
By: Carlyle AlpInvest Private Markets Fund, its sole member

By:	/s/ Parker Hooper
Name: Parker Hooper
Title: Treasurer

By:	/s/ Cameron Fairall
Name: Cameron Fairall
Title: Secretary, Chief Legal Officer

ALPINVEST SEED FUND LIMITED PARTNER, LLC

By:	/s/ Parker Hooper
Name: Parker Hooper
Title: Treasurer

By:	/s/ Cameron Fairall
Name: Cameron Fairall
Title: Secretary, Chief Legal Officer, Chief Compliance Officer

Signature Page to Amendment No. 1 to Carlyle AlpInvest Private Markets Fund Credit

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ALPINVEST SEED FUND, L.P.
By: AlpInvest Seed Fund GP, LLC, its general partner

By:	/s/ Parker Hooper
Name: Parker Hooper
Title: Treasurer

By:	/s/ Cameron Fairall
Name: Cameron Fairall
Title: Secretary, Chief Legal Officer, Chief Compliance Officer

ACP 2022 MARVEL BLOCKER LLC
By: AlpInvest US Holdings, LLC, its manager

By:	/s/ Cameron Fairall
Name: Cameron Fairall
Title: Chief Compliance Officer

By:	/s/ Michael Thorne
Name: Michael Thorne
Title: Chief Legal Officer

Signature Page to Amendment No. 1 to Carlyle AlpInvest Private Markets Fund Credit

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Agent:

BARCLAYS BANK PLC

By:	/s/ Steve Hopchick
Name: Steve Hopchick
Title: Authorised Signatory

Initial Lender

BARCLAYS BANK PLC

By:	/s/ Steve Hopchick
Name: Steve Hopchick
Title: Authorised Signatory

Signature Page to Amendment No. 1 to Carlyle AlpInvest Private Markets Fund Credit

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